EXHIBIT 4.16




THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT OR UNLESS IT IS OTHERWISE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED AND IN ANY SUCH CASE, SUCH SALE, TRANSFER OR OTHER DISPOSITION MUST BE ACCOMPLISHED IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR ANOTHER APPLICABLE EXEMPTION.


                                     WARRANT

                   To Purchase 400,500 Shares of Common Stock,
                            Par Value $.01 Per Share,

                                       of

                            ELCOM INTERNATIONAL, INC.

A Corporation Incorporated Under the Laws of the State of Delaware

VOID AFTER 5:00 P.M., Boston, Massachusetts Time June 22, 2005



                  WHEREAS, Conqueror Investments Limited ("Conqueror") entered into that certain Share Purchase Agreement (the "Purchase Agreement") dated June 12, 1995, among Elcom International, Inc. (f/k/a Catalink Direct, Inc.), a Delaware corporation (the "Company"), Conqueror and the other persons and entities set forth on Schedule 1 Parts A and B to the Purchase Agreement (with capitalized terms not otherwise defined herein having the meaning ascribed to them in the Purchase Agreement);

                  WHEREAS, the Company issued to Conqueror a warrant (the "Warrant") to purchase shares of Common Stock, par value $.01 per share (the "Common Shares"), of the Company, which Warrant was evidenced by a Warrant Agreement dated June 22, 1995 (the "1995 Warrant Agreement");

                  WHEREAS, James Rousou ("Holder"), pursuant to a dividend distribution from Conqueror to a trust of which he is the principal beneficiary during his lifetime, and a distribution from said trust to him of the Warrant, became the Holder of the Warrant, which was evidenced by a Warrant Agreement, dated April 6, 1996 (the "1996 Warrant Agreement"), and, as of the date of the 1996 Warrant Agreement, the 1995 Warrant Agreement was canceled; and

                  WHEREAS, the Company and Holder desire to amend and restate the Warrant to provide for "cashless" or net-issue exercise of the Warrant by Holder, which amendment and restatement is evidenced by this Warrant Agreement, and, as of the date hereof, the 1996 Warrant Agreement is canceled.

                  NOW, THEREFORE, THIS CERTIFIES that, for value received, the undersigned Holder hereof, is entitled to purchase, on the terms and conditions stated herein, between 5:00 p.m. Boston, Massachusetts time on June 22, 1996 and 5:00 p.m. Boston, Massachusetts time on June 22, 2005 both inclusive (the period between and including said times, the "Exercise Period"), an aggregate of up to 400,500 Common Shares of the Company, subject to adjustment as set forth in
Section 5 hereof.

                  1. Purchase Price. The purchase price upon any exercise of this Warrant shall be Four Dollars and Seventy-Five Cents ($4.75) for each Common Share purchased (the "Purchase Price"), subject to adjustment as hereinafter provided. The term "Warrant," as used herein, shall include this Warrant and each succeeding warrant issued in accordance with Section 2 or
Section 5 hereof.

                  2. Exercise and Issuance. This Warrant may be exercised in whole or in part at any time or times during the Exercise Period, upon written notice in the form of the Purchase Form attached hereto (to which this original Warrant shall be annexed) executed by the Holder and sent to the Company at the principal office of the Company, 10 Oceana Way, Norwood, Massachusetts 02062,
Attention: Chairman (or such other address as the Company may designate by written notice), by certified or registered mail or by Federal Express or a similar express delivery service. Any such Purchase Form shall specify the number of Common Shares with respect to which this Warrant is being exercised and shall be accompanied by the aggregate Purchase Price for such shares, which shall be tendered by the Holder to the Company in cash, by wire transfer, by bank or certified check or by delivery of Common Shares having a fair market value on the date of exercise equal to the aggregate Purchase Price and which Common Shares shall have been owned by Holder for a period of at least six months prior to the exercise of the Warrant.

                  The Holder also may exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the above-referenced offices of the Company this Warrant, together with a Purchase Form specifying the number of Warrant Shares (as such term is defined below) to be delivered to the Holder ("Deliverable Shares") and the number of Warrant Shares otherwise acquirable under this Warrant that are being surrendered in payment of the aggregate Purchase Price for the Deliverable Shares ("Surrendered Shares"); provided that the Purchase Price multiplied by the number of Deliverable Shares shall not exceed the value of the Surrendered Shares. For purposes of this provision, each of the Surrendered Shares will be attributed a value equal to the fair market value of the Warrant Share, determined by reference to the average of the high and low sales prices on the Nasdaq National Market (or other principal market on which the Common Shares are then listed) for the last trading day immediately preceding the date of exercise of this Warrant, minus the Purchase Price. For avoidance of doubt and solely to illustrate the operation of this "cashless" or net-issue provision (as example only), the calculation set forth on Exhibit A is incorporated herein.

                  If such Purchase Form and payment are received by the Company in proper form during the Exercise Period, the Company shall as promptly as practicable, and in any event, within ten business days thereafter, issue and deliver to the Holder a share certificate or certificates, in the denominations and registered in the appropriate names, for all of the fully paid and non-assessable Common Shares for which this Warrant has been exercised (hereinafter, "Warrant Shares"); provided, however, that the Company may, as a condition precedent to any such issuance and in the exercise of its reasonable discretion, request an opinion of counsel to the Holder (which counsel and form of opinion shall be reasonably acceptable to the Company and its counsel) to the effect that the issuance of the Warrant Shares upon such exercise is allowable under all applicable securities laws. Any issuance and documentary taxes or other charges to be paid in connection with such issuance of Warrant Shares shall be borne by the Company, provided that the Company shall not be responsible for any taxes or other governmental charges attributable to any transfer by the Holder of any Warrant Shares or attributable to the issue of any certificate(s) for Warrant Shares in any name other than that of the registered Holder of this Warrant, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due. Upon receipt by the Company of all of the foregoing deliveries called for upon exercise of this Warrant, Holder shall, for all purposes, be deemed to have become the holder of record of such Warrant Shares on the date on which the last of such deliveries was made, irrespective of the date of delivery by the Company of the stock certificate(s) therefor; except that if such date is a date when the stock transfer books of the Company are closed, Holder shall be deemed to have become the holder of such Shares at the beginning of business on the next date on which the stock transfer books are open. If this Warrant is exercised only in part, the Company, at the time of delivery of said share certificate or certificates, shall deliver to the Holder a new Warrant, at the sole cost and expense of the Company, in substantially the form hereof evidencing the right of the Holder to purchase the balance of the Warrant Shares covered by this Warrant.

                  Unless, at the time of exercise, the Warrant Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), each certificate for such Common Shares shall bear on its face or on the reverse side thereof the following legend (and any additional legend(s) required by applicable law):

                           "The securities  represented by this certificate have
                  not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless such securities are registered and qualified in accordance with the Securities Act or unless it is otherwise established to the satisfaction of the Company that such registration and qualification is not required and, in any such case, such sale, transfer or other disposition must be accomplished in accordance with the requirements of Regulation S under the Securities Act or another applicable exemption."

Any certificate issued at the time in exchange or substitution for any certificate bearing the foregoing legend with respect to the Securities Act (except a new certificate issued in connection with a public distribution registered under the Securities Act or Regulation A promulgated thereunder) shall bear said legend unless the Company otherwise directs or unless, in the written opinion of the applicable Holder's counsel, reasonably satisfactory to the Company's counsel, such legend no longer applies.

                  3.       [INTENTIONALLY OMITTED.]

                  4. Transferability; Limitation on Rights. Holder and the Company agree that this Warrant and the Warrant Shares shall be subject to all of the applicable terms, conditions and covenants contained in the Amended and Restated Stockholders' Agreement, dated April 6, 1996, to which the Company, Holder, Conqueror and certain other persons and entities are parties (the "Stockholders Agreement"), which is incorporated herein by reference and made a part hereof, and that this Warrant and the Warrant Shares issuable upon the proper exercise thereof, shall be entitled to all of the benefits, and shall be subject to all of the restrictions, contained in said Stockholders Agreement, until the expiration or termination of the Stockholders Agreement by its terms. This Warrant shall be transferable only upon compliance with all of the following: (a) delivery of a written notice executed by any such proper transferee (to which this Warrant shall be annexed) in form and substance satisfactory to the Company and the Company's counsel, providing the Company with such investment representations of such transferee as the Company may reasonably request and providing that such transferee shall be subject to all of the terms and conditions hereof; and (b) the Holder and any such transferee establishing to the satisfaction of the Company and the Company's counsel that such transfer may be effected (i) in accordance with the requirements of Regulation S under the Securities Act or any other applicable exemption from the registration or qualification requirements under the Securities Act, including the issuance of an opinion of Holder's counsel to that effect, if requested by the Company. The Company is entitled to refuse to register any transfer of this Warrant or the Warrant Shares not made in accordance with this Section 4. No stockholder rights, as such, shall accrue to a Holder by virtue of its holding of this Warrant. The rights of a Holder hereunder are limited to those expressed or incorporated herein and Holder, by its execution hereof, consents to and agrees to be bound by all of the terms hereof.

                  5. Stock Dividend, Split, Reorganization, Etc. If at any time or from time to time (i) the Common Shares of the Company shall be split or consolidated, or if there shall be a dividend on the Common Shares of the Company payable in shares of common stock or other securities of the Company,
(ii) there shall be any consolidation or merger of the Company with or into another corporation, or (ii) the Common Shares shall be converted, exchanged, reclassified or in any way substituted for, then:

                           (a) this Warrant, to the extent that it shall then be unexercised and in effect, shall thereafter apply to such number and kind of securities or other property to which any owner of the number of Common Shares subject to this Warrant at the time such event occurred would have been entitled upon the occurrence of such event; and

                           (b) as a condition  precedent  to the  occurrence  of
         such event, the Company shall have made lawful provisions (including, without limitation, the execution and delivery of other and further documents) so that (i) this Warrant shall apply to the number and kind of securities and other property provided for in clause (a) above; (ii) the Purchase Price shall be commensurately adjusted and stated; and
         (iii) this Warrant shall have been expressly assumed by any resulting transferee or successor corporation or entity (in the case of any merger or consolidation in which the Company is not the surviving corporation) such that all provisions of this Warrant shall continue to apply thereafter, including the provisions for further adjustment, and such assumption shall have been effected by written instrument delivered to the Holder; and

                           (c) within twenty-eight (28) days after the occurrence of any such event, the Company shall send a notification to the Holder specifying the particulars of any such adjustment (including the adjusted Purchase Price) and offering to issue a new Warrant Agreement if such adjustments significantly alter the terms hereof.

                  5A. Spin-Off. Notwithstanding any other provision herein, if at any time after the date hereof, the Company shall make a distribution on its Common Shares in the form of assets of the Company (including the capital stock of any subsidiary of the Company), the Purchase Price set forth in Section 1 hereof shall be adjusted to a number determined by multiplying the Purchase Price in effect immediately prior to such distribution by a fraction, the numerator of which shall be the volume-weighted average of the fair market value of the Common Shares for the five trading days following the distribution and the denominator shall be the volume-weighted average of the fair market value of the Common Shares for the five trading days immediately preceding the distribution.

                  6. Dissolution, Liquidation, Winding-Up. If the Company at any time during the Exercise Period shall sell or transfer all or substantially all of its assets or dissolve, liquidate or wind-up its affairs, a Holder may thereafter receive upon the proper exercise hereof in accordance with Section 2 on or prior to the record date for any such action, in lieu of each Common Share or fraction thereof that it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable with respect to such Common Share or fraction thereof upon any such sale, dissolution, liquidation or winding-up. Upon notice delivered by the Holder to the Company at any time prior to the record date for any liquidation or winding-up of the Company, and notwithstanding that the Warrants evidenced by this Warrant Agreement have not yet been exercised, the Holder shall be entitled to be treated as if this Warrant Agreement had been exercised to the fullest extent that it is exercisable as of such record date and shall be entitled to receive out of the assets distributed in such liquidation or winding-up (on a pari passu basis with the holders of common stock) such assets as the Holder would have received as a holder of common stock upon the exercise to the fullest extent that it is exercisable hereunder as of such record date, less the sum total that would have been payable by the Holder as the Purchase Price upon such exercise. Subject to this Section 6, the Warrants shall lapse, and this Warrant Agreement shall terminate and be of no further force and effect, upon any liquidation or winding-up of the Company.

                  7. Notice. Upon (a) any taking by the Company of a record of the holders of any class of securities for which this Warrant may be exercised for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of surplus of the Company) or other distribution, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any merger of the Company, or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company or sale or transfer of all or substantially all of the assets of the Company, then and in each such event the Company shall mail or cause to be mailed to Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (ii) the date on which any such reorganization, reclassification, recapitalization, merger, dissolution, liquidation, winding-up or sale or transfer of assets is to take place, and the date, if any, as of which the holders of record of Common Shares shall be entitled to vote thereon or to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the earliest date therein specified.

                  8.       Representations, Warranties and Covenants.
     (a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:


               (1) The Company has full legal right, power and authority to enter into and perform this Warrant Agreement and the Stockholders Agreement and the execution, delivery and performance by the Company of this Warrant Agreement and the Stockholders Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (a) the Company's Restated Certificate of Incorporation, as amended, or By-laws, (b) any applicable law, rule, regulation or the requirement of any jurisdiction to which the Company is subject or (c) result in a breach of or default under any material agreement or arrangement to which the Company may be a party.

               (2) This Warrant Agreement and the Stockholders Agreement are duly executed and delivered (and in the case of the Warrants represented hereby are validly issued, and fully paid and non-assessable and without violation of any pre-emptive rights), and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable, and without violation of any preemptive rights.

     (b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

               (1) the Holder is not a "U.S. person" as that term is defined in Regulation S of the Securities Act; no offer of the securities represented hereby were made to any person in the United States and the Holder was outside of the United States at the time of the Transfer of the Warrant from Conqueror (as contemplated under Regulation S of the Securities Act);

               (2) the Warrant is being acquired for the Holder's own investment and not with a present view to or for sale in connection with any distribution thereof to others, including for the account or benefit of a U.S. person.

               (3) the Holder has full legal right, power and authority to enter into and perform this Warrant Agreement and the Stockholders Agreement.

               (4) the execution and delivery of this Warrant Agreement and the Stockholders Agreement by it and the consummation of the transactions and performance of other covenants contemplated hereby and thereby do not and will not contravene (a) any applicable law, rule, regulation or the requirement of any jurisdiction to which the Holder is subject or (b) result in a breach of or default under any material agreement or arrangement to which the Holder may be a party.

               (5) each of this Warrant Agreement and the Stockholders Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

     9. Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance and/or delivery upon exercise of this Warrant Agreement, such number of its duly authorized and unissued Common Shares, or Common Shares held in its treasury, as shall be required for issuance and delivery of Warrant Shares upon exercise in full of all outstanding Warrants.

                  10. Listing on Securities Exchange. The Company will, to the extent permissible under the rules of the Nasdaq National Market (or other principal market on which the Common Shares are then listed), at its expense, list thereon, maintain and increase when necessary such listing of, all Common Shares issued when and to the extent the Warrant Shares are issued or issuable upon the exercise of this Warrant so long as any Common Shares shall be so listed.

                  11. No Fractional Shares. Notwithstanding any other provision to the contrary contained herein, no fractional Common Shares will be issued in connection with any exercise hereof. In lieu of any fractional Common Shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value per Common Share on the date of exercise, determined by reference to the last closing sale price if the Shares are then publicly quoted or else in good faith by the Company's Board of Directors.

                  12. No Stockholder Rights. Except as to terms expressly provided herein, this Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

                  13. Warrant Register. The Company shall maintain a register for the Company's registration of the Warrant represented hereby and of its transfer from time to time (the "Warrant Register") at its principal office.

                  14. Survival of Agreements; Representations and Warranties; Etc. All warranties, representations and covenants made by the Company or by Holder herein (or incorporated herein) or in any certificate or other instrument delivered by or on behalf thereof in connection with these Warrants shall be considered to have been relied upon by the other party and shall survive the issuance and delivery of these Warrants and the exercise thereof, and shall continue in full force and effect. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  15. Governing Law; Consent to Venue and Jurisdiction; Arbitration. This Warrant Agreement shall be governed by and construed under Delaware law, without regard to the conflict of laws principles thereof. Each of the parties hereto agrees that all disputes arising in connection with this Warrant Agreement shall be governed by and finally settled under the rules of binding arbitration of the American Arbitration Association ("AAA") by a panel of three arbitrators familiar with Delaware corporate law (at least one of whom shall be an attorney) appointed by the AAA. Any such claim or controversy hereunder shall first be promptly submitted to AAA under its minitrial procedures. All arbitration proceedings shall take place in Boston, Massachusetts.

                  16. Notices. All notices shall be in writing delivered as follows: If to Company, to:

                           (a)      Elcom International, Inc.
                                    10 Oceana Way
                                    Norwood, MA  02602
                                    Attn:  Chairman
                                    Telecopier:  (781) 551-0409

                                    With a copy to:

                                    Calfee, Halter & Griswold LLP
                                    1400 McDonald Investment Center
                                    800 Superior Avenue
                                    Cleveland, Ohio  44114-2688
                                    Attn:  Douglas A. Neary
                                    Telecopier:  (216)  241-0816

                           (b)      If to the Holder, to:

                                    James Rousou
                                    LE Douit
                                    La Rue Fevresse
                                    St. Saviour
                                    Guernsey  GY7 9FX
                                    Channel Islands


                                    With a copy to:

                                    Gouldens
                                    22 Tudor Street
                                    London EC4Y OJJ, England
                                    Attn: Adam C. Greaves
                                    Telecopier: 011-44-171-583-3051

or to such other address as may have been designated in a prior notice. Notices may be sent by (a) overnight courier (DHL or Federal Express priority), (b) facsimile transmission, or (c) registered or certified mail, postage prepaid, return receipt requested; and shall be deemed to have been given (a) in the case of overnight courier, the second business day after the date sent, (b) in the case of facsimile transmission, on the date of such transmission, and (c) in the case of mailing, five business days after being mailed, and otherwise notices shall be deemed to have been given when received.

                  17. Notice of Certain Corporate Actions. The registered Holder of this Warrant shall be entitled to the same rights to receive notices of corporate actions and any other communications as any holder of Common Shares.

                  18. Binding Effect. Except as may be otherwise provided herein, this Warrant Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  19. Waivers. Compliance with the provisions of this Warrant Agreement may be waived only by a written instrument specifically referring to this Warrant Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

                  20. Amendment or Modification. No supplement, modification or amendment of this Warrant Agreement shall be binding unless made in a written instrument which is signed by all of the parties and which specifically refers to this Warrant Agreement.

                  IN WITNESS WHEREOF, the Company and Holder have caused this Warrant Agreement to be executed as of this 7th day of January, 2000.

                                            ELCOM INTERNATIONAL, INC.
                                            (the "Company")


                                             By:  /s/ Peter Rendall
                                             Peter Rendall
                                             Its: Chief Financial Officer

                                             /s/ JAMES ROUSOU
                                             James Rousou
                                             ("Holder")